GENERAL FINANCE CORPORATION

                             2006 STOCK OPTION PLAN

1. PURPOSES OF THE PLAN

      The purposes of the 2006 Stock Option Plan (the "Plan") of General Finance Corporation, a Delaware corporation (the "Company"), are to:

      1.1 Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;

      1.2 Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and

      1.3 Increase the interest of selected employees, directors, consultants and advisers in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock"). All references herein to stock or shares, unless otherwise specified, shall mean the Common Stock.

2. TYPES OF AWARDS; ELIGIBLE PERSONS

      2.1 The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (a) grant options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), as "incentive stock options ("ISOs") and (b) grant options not intended to be ISOs, so-called "non-qualified options" ("NQOs," and together with ISOs, "Options"). Any such grants may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of the Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the Plan.

      2.2 For purposes of the Plan: (a) the term "Affiliate" means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code; (b) the term "employee" includes an officer or director who is an employee of the Company; (c) the term "consultant" includes persons employed by, or otherwise affiliated with, a consultant; and (iv) the term "adviser" includes persons employed by, or otherwise affiliated with, an adviser.

      2.3 Except as otherwise expressly set forth in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any Grantee or any other person except as otherwise may be expressly required by applicable law.

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3. STOCK SUBJECT TO THE PLAN; MAXIMUM NUMBER OF GRANTS

      3.1 Subject to the provisions of Section 3.2, the total number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares. The shares subject to an Option granted under the Plan that expire, terminate or are cancelled unexercised shall become available again for grants under the Plan. Where the exercise price of an Option is paid by means of the Grantee's surrender of previously owned shares of Common Stock or the Company's withholding of shares otherwise issuable upon exercise of the Option as may be permitted in the Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" and no longer available for issuance under the Plan. No eligible person shall be granted Options during any twelve-month period covering more than 300,000 shares.

      3.2 If the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to the Plan that may be issued under the Plan, and the maximum number of shares covered by Options to any eligible person under Section 3.1, shall be proportionately adjusted (provided that any fractional share resulting from such adjustment shall be disregarded).

4. ADMINISTRATION

      4.1 The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which the Board has delegated administration of the Plan (or of part thereof) (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board's discretion, the Committee may be comprised solely of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or "outside directors" within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper. Notwithstanding the delegation of administration of the Plan by the Board to a Committee, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

      4.2 Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options; (b) to determine the fair market value of the shares of Common Stock subject to Options; (c) to determine the exercise price of Options granted, which shall be no less than the fair market value of the Common Stock on the date of grant; (d) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (e) to construe and interpret the terms and provisions of the Plan and all Options granted under the Plan; (f) to prescribe, amend, and rescind rules and regulations relating to the Plan; (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (h) with the consent of the Grantee, to rescind any grant or exercise of an Option; (i) to modify or amend the terms of any Option (with the consent of the Grantee if the modification or amendment is adverse to the Grantee); (j) to accelerate or defer (with the consent of the Grantee) the exercise date of any Option; (k) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; (l) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (m) to make all other determinations deemed necessary or advisable for the administration of the Plan and any applicable Option. The Administrator may not reduce the exercise price of any outstanding Option.


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      4.3 All questions of interpretation, implementation, and application of the Plan or any Option or Option agreement shall be determined by the Administrator, which determination shall be final and binding on all persons.

5. GRANTING OF OPTIONS; AGREEMENTS

      5.1 No Options shall be granted under the Plan after 10 years from the date of adoption of the Plan by the Board.

      5.2 Each Option shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made ("Grantee," which term shall include the permitted successors and assigns of the Grantee with respect to the Option). In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern.

      5.3 Each Option agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under the Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

      5.4 Subject to Section 6.2.3 with respect to ISOs, the Administrator may approve the grant of Options under the Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

      5.5 For purposes of the Plan, the term "employment" shall be deemed to include service as an employee, director, consultant or adviser.

6. TERMS AND CONDITIONS OF OPTIONS

      Each Option granted under the Plan shall be subject to the terms and conditions set forth in Section 6.1. ISOs shall also be subject to the terms and conditions set forth in Section 6.2.

      6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under the Plan shall be subject to the following terms and conditions:

            6.1.1 Exercise Price. The exercise price of each Option shall be the amount determined by the Administrator, but shall not be less than the fair market value of the Common Stock on the date of grant (determined under Section 6.1.9).

            6.1.2 Time of Option Exercise (Vesting). Subject to Section 6.2.4, an Option granted under the Plan shall be exercisable (a) immediately as of the effective date of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option be exercisable until the Company and the Grantee execute a written agreement in form and substance satisfactory to the Company.


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            6.1.3 Grant Date. The date of grant of an Option under the Plan shall be the date approved by the Administrator or a future date specified by the Administrator at the time of approval and reflected as the effective date of the applicable agreement.

            6.1.4 Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under the Plan shall be assignable or otherwise transferable by the Grantee except by will or by the laws of descent and distribution. During the life of the Grantee, an Option shall be exercisable only by the Grantee or permitted transferee.

            6.1.5 Payment. Except as provided below, payment in full, in cash, shall be made for all Common Stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator in its discretion may include in any Option agreement, or separately approve in connection with the exercise of any Option, any one or more of the following additional methods of payment (subject to applicable law):

                  (a) Acceptance of the Grantee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

                  (b) Delivery by the Grantee of shares of Common Stock already owned by the Grantee for all or part of the Option price, provided the fair market value of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Grantee is authorized to pay by delivery of such stock;

                  (c) Through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Grantee is authorized to pay by surrender of such stock; and

                  (d) By means of so-called cashless exercises through a securities broker to the extent exercise in such manner does not violate applicable law or regulation (including the Exchange Act and rules and regulations of the Securities and Exchange Commission).

            6.1.6 Termination of Employment. Unless otherwise provided in the applicable agreement, if for any reason a Grantee ceases to be employed by the Company or any of its Affiliates, Options held by the Grantee at the date of termination of employment (to the extent then exercisable) may be exercised in whole or in part at any time (but in no event after the Expiration Date) within one year of the date of termination in the case of termination by reason of death or disability; at the commencement of business on the date of a termination for "cause" (as defined in the applicable agreement or in any agreement with the Company pertaining to employment); and, in all other cases, within 90 days of the date of termination. For purposes of this Section 6.1.6, a Grantee's employment shall not be deemed to terminate by reason of the Grantee's transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the Grantee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute


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            6.1.7 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the Grantee of an Option shall remit to the Company in cash all applicable federal and state withholding and employment taxes if required by law. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder's (a) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (b) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (c) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option, withheld by the Company.

            6.1.8 Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator, and each ISO granted under the Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

            6.1.9 Determination of Fair Market Value. For purposes of the Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

                  (a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                  (b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.


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            6.1.10 Option Term. No Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in the Plan as the "Expiration Date").

            6.1.11 Corporate Transactions.

                  (a) Except as otherwise provided in the applicable Option agreement, in the event of a Corporate Transaction, all Options shall terminate upon consummation of the Corporate Transaction unless the Administrator determines that they shall survive. If the Administrator determines that outstanding Options shall survive, and if the Company shall not be the surviving entity in the Corporate Transaction, the Administrator shall provide that the outstanding Options shall be assumed or an equivalent Option substituted by an applicable successor entity or any Affiliate of the successor entity. If outstanding Options are to terminate upon consummation of the Corporate Transaction, any Options outstanding immediately prior to the consummation of the Corporate Transaction shall be deemed fully vested and exercisable immediately prior to the consummation of the Corporate Transaction (provided that the Option has not expired by its terms and that the Grantee takes all steps necessary to exercise the Option prior to the Corporate Transaction as required by the agreement evidencing the Option). The Administrator shall notify each Grantee of an outstanding Option of a proposed Corporate Transaction at least 20 days prior thereto or as soon as may be practicable, and the exercise of any Option by a Grantee thereafter shall be contingent upon consummation of the Corporate Transaction unless the Grantee expressly elects otherwise with respect to vested shares.

                  (b) In a Corporate Transaction in which the holders of the Common Stock are to receive only cash in exchange for or in cancellation of their shares of Common Stock, the Administrator may provide that, with respect to each Option whose exercise price per share is less that the per share cash consideration to the holders of the Common Stock that: (i) such Option shall be deemed automatically exercised in full as of the consummation of the Corporate Transaction; and (ii) the Grantee shall not be obligated to tender the exercise price in connection with such exercise, but shall be entitled to a payment equal to the number of shares that may be acquired upon exercise of the Option multiplied by the amount by which the per share cash consideration in the Corporate Transaction exceeds the exercise price.

                  (c) A "Corporate Transaction" means: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) a merger or consolidation in which the Company is not the Surviving Entity; or
(iv) a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise. "Surviving Entity" means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.


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      6.2 Terms and Conditions to Which Only ISOs Are Subject. Options granted under the Plan designated as ISOs shall be subject to the following terms and conditions:

            6.2.1 Exercise Price. Notwithstanding Section 6.1, the exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "10% Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

            6.2.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to the Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

            6.2.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the Grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of the Plan for Options granted on that date.

            6.2.4 Term. Notwithstanding Section 6.1.11, no ISO granted to any 10% Stockholder shall be exercisable more than five years after the date of grant.

            6.2.5 $100,000 Limitation. To the extent that the aggregate fair market value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQOs.

      6.3 Manner of Exercise. A Grantee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.7 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option was exercised. Promptly after receipt of written notice of exercise and the applicable payments called for by this
Section 6.3, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.


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      6.4 Stock splits, mergers, etc.

            6.4.1 If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock shall be paid in respect of the Common Stock, the exercise price of any outstanding Option in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of the Common Stock shall be combined into a smaller number of shares, the exercise price of any outstanding options in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

            6.4.2 When any adjustment is required to be made in the exercise price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by (a) multiplying an amount equal to the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment by the exercise price in effect immediately prior to such adjustment, and then (b) dividing that product by the exercise price in effect immediately after such adjustment.

            6.4.3 In case of any merger, consolidation or capital reorganization or any reclassification of the Common Stock (other than the matters described in Section 6.4.1), upon exercise of any Option outstanding at the time of such merger, consolidation or capital reorganization or reclassification of the Common Stock, the holder shall receive the kind and number of shares of stock or other securities or property receivable upon such event by a holder of the number of shares of the Common Stock that such Option entitles the holder to purchase from the Company immediately prior to such event. In every such case, appropriate adjustment shall be made in the application of the provisions set forth in the Option agreement and in the Plan with respect to the rights and interests thereafter of the Grantee, to the end that the provisions set forth in the Option agreements and in the Plan (including the specified changes and other adjustments to the exercise price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of such Option.

            6.4.4 Any adjustments required or contemplated by this Section 6.4 shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

            6.4.5 Except as expressly provided in this Section 6.4, no Grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the dissolution, liquidation, merger, consolidation or split-up or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Exercise Price for, the shares.


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            6.4.6 Neither the Plan, nor the grant or existence of Options under the Plan, shall affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

            6.4.7 The Company shall not be required to issue fractional shares as a result of any adjustments pursuant to this Section 6.4. If an adjustment under this Section 6.4 would result in a fractional share interest under an Option or any vesting of any installment, the Administrator's decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

7. EMPLOYMENT OR CONSULTING RELATIONSHIP

      Nothing in the Plan, or any Option granted under the Plan, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment of any Grantee nor confer upon any Grantee any right to continue in the employ of, or consult with, or advise, the Company or any of its Affiliates.

8. CONDITIONS UPON ISSUANCE OF SHARES

      8.1 Securities Laws. Notwithstanding the provisions of any Option, the Company shall have no obligation to issue shares under the Plan unless such issuance shall be registered or qualified under applicable securities laws, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act") or exempt from such registration or qualification. The Company shall have no obligation to register or qualify such issuance under the Securities Act or other securities laws.

      8.2 Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option, the Grantee may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which an Option is outstanding to such Grantee and for six months after any exercise of an Option. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company.

9. NON-EXCLUSIVITY OF THE PLAN

      The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.


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10. AMENDMENTS TO PLAN

      The Board may at any time amend, alter, suspend or discontinue the Plan. Without the consent of a Grantee, no amendment, alteration, suspension or discontinuance may adversely affect such person's outstanding Options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

11. EFFECTIVE DATE OF PLAN; TERMINATION

      The Plan became effective on August 29, 2006, the date of adoption by the Board; provided, however, that no shares of Common Stock shall be issued, and no Option shall be exercisable, unless and until the Plan is approved by the shareholders pursuant to Delaware law within 12 months after adoption by the Board. If any Options are so granted and stockholder approval shall not have been obtained within 12 months of the date of adoption of the Plan by the Board, such Options shall terminate retroactively as of the date they were granted. The Plan (but not Options previously granted under the Plan) shall terminate on June 30, 2016. Termination of the Plan shall not affect any outstanding Options, which shall continue to be governed by the Plan and the related Option agreement.


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